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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-10677) and related Prospectus of Pier 1 Imports, Inc. for the registration of $50,000,000 of Convertible Subordinated Notes Due 2006 and to the inclusion herein and incorporation by reference therein of our report dated April 11, 1996, with respect to the consolidated financial statements included herein and the consolidated financial statements and schedule of Pier 1 Imports, Inc. included in its Annual Report (Form 10-K) for the year ended March 2, 1996, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

Fort Worth, Texas

September 4, 1996